WISCONSIN STATUTORY POWER OF ATTORNEY

     NOTICE: THIS IS AN IMPORTANT DOCUMENT. BEFORE SIGNING THIS DOCUMENT, YOU SHOULD KNOW THESE IMPORTANT FACTS. BY SIGNING THIS DOCUMENT, YOU ARE NOT GIVING UP ANY POWERS OR RIGHTS TO CONTROL YOUR FINANCES AND PROPERTY YOURSELF. IN ADDITION TO YOUR OWN POWERS AND RIGHTS, YOU ARE GIVING ANOTHER PERSON, YOUR AGENT, BROAD POWERS TO HANDLE YOUR FINANCES AND PROPERTY. THIS BASIC POWER OF ATTORNEY FOR FINANCES AND PROPERTY MAY GIVE THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR FINANCES AND PROPERTY, WHICH MAY INCLUDE POWERS TO ENCUMBER, SELL OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THE POWERS WILL EXIST AFTER YOU BECOME DISABLED, OR INCAPACITATED, IF YOU CHOOSE THAT PROVISION. THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS FOR YOU. IF YOU OWN COMPLEX OR SPECIAL ASSETS SUCH AS A BUSINESS, OR IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN THIS FORM TO YOU BEFORE YOU SIGN IT.

     IF YOU WISH TO CHANGE YOUR BASIC POWER OF ATTORNEY FOR FINANCES AND PROPERTY, YOU MUST COMPLETE A NEW DOCUMENT AND REVOKE THIS ONE. YOU MAY REVOKE THIS DOCUMENT AT ANY TIME BY DESTROYING IT, BY DIRECTING ANOTHER PERSON TO DESTROY IT IN YOUR PRESENCE OR BY SIGNING A WRITTEN AND DATED STATEMENT EXPRESSING YOUR INTENT TO REVOKE THIS DOCUMENT. IF YOU REVOKE THIS DOCUMENT, YOU SHOULD NOTIFY YOUR AGENT AND ANY OTHER PERSON TO WHOM YOU HAVE GIVEN A COPY OF THE FORM. YOU ALSO SHOULD NOTIFY ALL PARTIES HAVING CUSTODY OF YOUR ASSETS. THESE PARTIES HAVE NO RESPONSIBILITY TO YOU UNLESS YOU ACTUALLY NOTIFY THEM OF THE REVOCATION. IF YOUR AGENT IS YOUR SPOUSE AND YOUR MARRIAGE IS ANNULLED, OR YOU ARE DIVORCED AFTER SIGNING THIS DOCUMENT, THIS DOCUMENT IS INVALID.

     SINCE SOME THIRD PARTIES OR SOME TRANSACTIONS MAY NOT PERMIT USE OF THIS DOCUMENT, IT IS ADVISABLE TO CHECK IN ADVANCE, IF POSSIBLE, FOR ANY SPECIAL REQUIREMENTS THAT MAY BE IMPOSED.

     YOU SHOULD SIGN THIS FORM ONLY IF THE AGENT YOU NAME IS RELIABLE, TRUSTWORTHY AND COMPETENT TO MANAGE YOUR AFFAIRS.

     I, IMOGENE POWERS JOHNSON, of the Village of Wind Point, Racine County, Wisconsin, appoint my son, H. FISK JOHNSON, of Chicago, Illinois, JANE M. HUTTERLY, of Racine, Wisconsin, and LINDA L. STURINO, of Racine, Wisconsin, as my agents (my "co-agents"), all of whom are collectively referred to herein as my "agent," to act for me in any lawful way with respect to the powers initialed below. If more than one agent is named to act hereunder, such co-agents shall act by majority. If any of the named co-agents shall die, become incompetent, resign, or refuse to accept the office of agent, or is otherwise

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unable or unwilling to act, then the remaining co-agents or co-agent shall act.
During any period in which more than one agent is acting hereunder, the following provisions shall be applicable where the context admits: (a) any agent may delegate any part or all of the rights, powers, duties, discretions and immunities granted to or imposed upon such agent by this instrument to any other agent, with the consent of the latter; (b) no agent shall be liable or responsible for any act or failure to act of the other agent in which the former has not concurred; (c) the co-agents may execute any instrument or document in connection with the purposes of this instrument by signing one document or instrument or concurrent documents or instruments; and (d) the affidavit of any agent shall be conclusive evidence insofar as third parties are concerned that any act of such agent has been duly authorized.

     TO GRANT ONE OR MORE OF THE FOLLOWING POWERS, INITIAL THE LINE IN FRONT OF EACH POWER YOU ARE GRANTING.

     TO WITHHOLD A POWER, DO NOT INITIAL THE LINE IN FRONT OF IT. YOU MAY, BUT NEED NOT, CROSS OUT EACH POWER WITHHELD.

                  . . .

                                GENERAL AUTHORITY
Initials

/s/ IPJ 12. GENERAL: My agent may do any act or thing that I could do in my own proper person if personally present, including managing or selling tangible assets, disclaiming a probate or nonprobate inheritance and providing support for a minor child or dependent adult. The specifically enumerated powers of the basic power of attorney for finances and property are not a limitation of this intended broad general power except that my agent may not take any action prohibited by law and my agent under this document may not:

          a. Make medical or health care decisions for me.

          b. Make, modify or revoke a will for me.

          c. Other than a burial trust agreement under section 445.125, Wisconsin Statutes, enter into a trust agreement on my behalf or amend or revoke a trust agreement, entered into by me.

          d. Change any beneficiary designation of any life insurance policy, qualified retirement plan, individual retirement account or payable on death account or the like whether directly or by canceling and replacing the policy or rollover to another plan or account.

          e. Forgive debts owed to me or disclaim or waive benefits payable to me, except a probate or nonprobate inheritance.

          f. Appoint a substitute or successor agent for me.

          g. Make gifts.

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
                  . . .

     I agree that any third party who receives a copy of this document may act under it. Revocation of this basic power of attorney is not effective as to a third party until the third party learns of the revocation. I agree to reimburse the third party for any loss resulting from claims that arise against the third party because of reliance on this power of attorney.

     Signed this 6 day of June, 2003.



                                      /s/ Imogene Powers Johnson
                                      ------------------------------------
                                               Name


                                           [Social Security Number]
                                      ------------------------------------
                                            Social Security Number


     By signing as a witness, I am acknowledging the signature of the principal who signed in my presence and the presence of the other witness, and the fact that the principal has stated that this power of attorney reflects the principals wishes and is being executed voluntarily. I believe the principal to be of sound mind and capable of creating this power of attorney. I am not related to the principal by blood or marriage, or adoption, and, to the best of my knowledge, I am not entitled to any portion of the principal's estate under the principal's will.

Witness: /s/ Linda L. Sturino
         ------------------------------

Dated:   June 6, 2003
         ------------------------------

By:      ------------------------------

Print Name: Linda L. Sturino
            ---------------------------

Address: [Address]
         ------------------------------
         ------------------------------

Witness: /s/ Stephen M. Chiles
         ------------------------------

Dated:   June 6, 2003
         ------------------------------

By:      ------------------------------

Print Name: Stephen M. Chiles
            ---------------------------

Address: [Address]
         ------------------------------
         ------------------------------

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

State of Wisconsin  )
County of Racine    )

     This document was acknowledged before me on June 6, 2003 by IMOGENE POWERS JOHNSON.

                                      /s/ Joyce A. Onosko
                                      ------------------------------------
                                           (Signature of Notarial Officer)

                                                            (Seal, if any)
                                                            (Title)

                          My commission is permanent or expires:  3/4/07
                                                                  ------

     BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, EACH AGENT ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.



                                      H. FISK JOHNSON
                                      ------------------------------------
                                               Agent


                                      /s/ H. Fisk Johnson
                                      ------------------------------------
                                           (Signature of Agent)



                                      JANE M. HUTTERLY
                                      -----------------------------------
                                               Agent


                                      /s/ Jane M. Hutterly
                                      ------------------------------------
                                           (Signature of Agent)


                                      LINDA L. STURINO
                                      ------------------------------------
                                               Agent


                                      /s/ Linda L. Sturino
                                      ------------------------------------
                                           (Signature of Agent)

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